UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/19/2007

American Technology Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15378 Avenue of Science, Ste 100,
San Diego, California 92128
(Address of principal executive offices, including zip code)

858-676-1112
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

(a)        (i) On September 13, 2007, American Technology Corporation (the "Company") dismissed Swenson Advisors, LLP ("Swenson") as its independent registered public accounting firm.

(ii)         Swenson's reports on the Company's consolidated financial statements as of and for each of the fiscal years ended September 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Notwithstanding the foregoing, Swenson performed an "integrated audit" pursuant to standards promulgated by the Public Company Accounting Oversight Board ("PCAOB") to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and its reports also included opinions on the effectiveness of the Company's internal control over financial reporting. For each of the fiscal years ended September 30, 2005 and 2006, Swenson reported that, because of the effects of the material weaknesses in the Company's internal control over financial reporting, the Company did not maintain effective internal control over financial reporting as of September 30, 2005 and 2006.

(iii)        The decision to change accountants was approved by the Audit Committee and the Board of Directors of the Company.

(iv)         During the fiscal years ended September 30, 2005 and 2006 and the subsequent interim period through September 13, 2007, there have been no disagreements with Swenson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Swenson's satisfaction, would have caused Swenson to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement, except as set forth in this subsection (iv).

During the course of Swenson's review of the Company's interim financial statements during its current fiscal year ended September 30, 2007 and in preparation for Swenson's audit of the Company's year-end financial statements and the Company's internal control over financial reporting, disagreements arose regarding the appropriate review philosophy and communication between Swenson and the Company's management and the appropriate review and audit scope related to the Company's internal control over financial reporting. When discussed herein, the term "review philosophy" refers to the manner by which the former auditor and Company management approach the former auditor's audit of the Company's internal control over financial reporting. On August 10, 2007, Swenson delivered to the Company's Audit Committee a letter identifying a number of issues that Swenson suggested had strong indications of a material weakness in the Company's control environment and certain regulatory payroll tax matters and filings. Swenson's letter identified issues dating to the audit of the Company's 2006 financial statements and throughout fiscal year 2007 that Swenson believed called into question the Company's ability to meet the "Tone at the Top" requirement promulgated by COSO. The Company believes that many of the issues identified in Swenson's August 10, 2007 letter are directly or indirectly related to the Company's response to fees charged or to be charged in connection with Swenson's audit. The Audit Committee discussed the letter with management and met independently to discuss these issues. Swenson's letter requested a meeting with the Audit Committee to discuss the issues identified. The meeting did not take place prior to Swenson's termination as the Company's independent public accounting firm. Some of these issues outlined in Swenson's letter had been raised previously to the Audit Committee, and the Audit Committee had assessed and determined them not to be material matters in the Company's control environment, while some of these issues were not raised with the Audit Committee prior to Swenson's letter.

The Company does not believe that such disagreements, if not resolved to Swenson's satisfaction, would have caused Swenson to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement. However, as described above, Swenson would also have been engaged to perform an "integrated audit" pursuant to PCAOB standards to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 that would have included its opinion on the effectiveness of the Company's internal control over financial reporting, and Swenson has advised the Company that such disagreements may have resulted in an adverse reference in its report on the Company's internal control over financial reporting.

In its letter to the Securities and Exchange Commission previously filed by the Company, Swenson made statements regarding the review and audit scope in connection with the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

These statements and the Company's response are provided below:

*        Swenson Statement: "The responsibility for establishing the audit scope is that of the independent registered public accounting firm and not that of the Registrant."
*        Company response: The Company does not disagree with Swenson's statement. Management of the Company has not intended to affect the scope of the audit, but rather to align reasonable testing levels, given the size and lack of complexity of the business and to rationalize the fees to be charged for the audit to those testing levels. The Company believes that testing levels had been disproportionate to the level of risk and materiality of the Company's business in the past, resulting in excessive fees being charged.
*        Swenson Statement: "In our opinion, a member of senior management of the Company attempted to influence the scope of Swenson's work at various meetings with the engagement partner present, and at other times with members of the engagement team when the partner was not present."
*        Company response: The Company believes that these discussions were more specifically related to assessing the appropriate level of testing based on the nature of the business and potential risk exposure, and the resultant fees charged for the services, which the Company believed were historically excessive (nearly 7% of the Company's 2006 revenues) given the size and lack of complexity of its business operations. The Company does not believe that the discussion attempted to limit the scope of the former auditor's work.
*        Swenson Statement: "On August 8, 2007, a member of senior management attempted to obtain confidential internal audit documents from one of the Swenson auditors. Swenson did not allow this to occur and suspended all field work as of that date."
*        Company response: This issue arose in an initial planning meeting with a subcontracted firm hired by Swenson to perform the audit of the information technology element of the Company's internal control over financial reporting, which resulted from Swenson not having the internal expertise in this area. No representative of Swenson was present at the meeting, although an invitation had been extended. In discussing the areas that the subcontractor planned to review/test, the subcontractor indicated that 30% of its time had been allocated to system change management. Although the Company noted that it had not made system changes during the prior year and that the time allocated to system change management should be much less, the subcontractor indicated that it had been engaged on a fixed fee arrangement. The fixed fee arrangement caused concern that Swenson did not have sufficient knowledge of the information technology environment to provide proper planning guidance to the subcontractor, and appeared to be contradictory to Swenson's commitment to work with the Company to minimize fees for the 2007 fiscal year. As a result of this information, management requested a copy of the subcontractor's engagement letter with Swenson. The subcontractor declined to provide the engagement letter, and management stated that it would be discussed at the next weekly meeting, at which Swenson and the subcontractor were expected to attend. The confidential internal audit documents Swenson references is its engagement letter with the subcontractor. The Company's request to review the engagement letter was the action that caused Swenson to leave the field, notwithstanding the fact that no representative of Swenson was present at the meeting to assess the nature of the discussion.

(v)        During the fiscal years ended September 30, 2006 and 2005 and the subsequent interim period through September 13, 2007, there have been no reportable events described under Item 304(a)(1)(v) of Regulation S-K, except as set forth in this paragraph. On August 10, 2007, Swenson notified the Company's Audit Committee of its concerns regarding the effectiveness of the Company's control environment and disagreements with management and requested a meeting with the Audit Committee to discuss these matters.

The Audit Committee discussed the subject matter of some of the disagreements and reportable events described above with Swenson, but did not formally address all of the matters raised in Swenson's correspondence. The Company has authorized Swenson to respond fully to the inquiries of the successor audit firm concerning the subject matter of each disagreement and reportable event described above.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Technology Corporation

Date: October 23, 2007	By:	/s/ Katherine H. McDermott
Katherine H. McDermott
Chief Financial Officer